UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2016

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 19, 2016, the board of directors adopted Amended and Restated By-Laws in order to:

•	allow the board to set separate record dates for determining (a) stockholders entitled to notice of a meeting and (b) stockholders entitled to vote at the meeting;

•	permit the use of electronic communications and technology to, for example, transmit consents, proxies and notices;

•
add and clarify advance notice provisions to further establish the procedural and notification requirements applicable to any stockholder who wishes to propose business or nominate directors at an annual meeting of stockholders;

•	add provisions specifying that Delaware will be the sole and exclusive forum for certain types of legal actions unless the company consents in writing to the selection of an alternative forum; and

•	allow the list of stockholders entitled to vote at any meeting of stockholders to be made available on an electronic network.
The board also approved other amendments for general consistency and administrative clarity.
A copy of the Amended and Restated By-Laws, which became effective immediately upon their adoption by the board, is attached as Exhibit 3.1 to this current report on Form 8-K and is incorporated by reference in this Item 5.03. A copy of the Amended and Restated By-Laws marked to show all changes from the former bylaws is attached as Exhibit 3.2 to this current report on Form 8-K and is also incorporated by reference in this Item 5.03. The foregoing description of the amendments effected by the Amended and Restated By-Laws is qualified by reference to Exhibits 3.1 and 3.2.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Aspen Technology, Inc., adopted on October 19, 2016.
3.2	Amended and Restated By-Laws of Aspen Technology, Inc., marked to show changes effected by amendments adopted on October 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: October 24, 2016	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Aspen Technology, Inc., adopted on October 19, 2016.
3.2	Amended and Restated By-Laws of Aspen Technology, Inc., marked to show changes effected by amendments adopted on October 19, 2016